UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 29, 2006
CROSSTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-50536	52-2235832

(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

2501 CEDAR SPRINGS, SUITE 100
DALLAS, TEXAS	75201

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 953-9500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     Registration Rights Agreement
     On June 29, 2006, Crosstex Energy, Inc. (the “Company”), entered into a Registration Rights Agreement with Chieftain Capital Management, Inc. (as agent and attorney-in-fact for the purchasers who are its clients under separate investment advisor agreements), Kayne Anderson MLP Investment Company, Kayne Anderson Energy Total Return Fund, Inc., LB I Group Inc., an affiliate of Lehman Brothers Inc., Lubar Equity Fund, LLC (in which Sheldon B. Lubar, a member of the Board of Directors of the Registrant, owns a portion of the membership interest and also serves as a director of Lubar Equity Fund, LLC’s sole manager, Lubar & Co., Incorporated) and Tortoise North American Energy Corp. (the “Registration Rights Agreement”), relating to the registered resale of the common stock of the Company, par value $0.01 per share (“Common Stock”), issued pursuant to the private placement described in Item 3.02 of this Current Report on Form 8-K. Pursuant to the Registration Rights Agreement, the Company has agreed to file a shelf registration statement for the resale of the Common Stock within 30 days after June 29, 2006 (the date of issuance of the Common Stock) and to use commercially reasonable efforts to cause the shelf registration statement to be declared effective by the Securities and Exchange Commission within 120 days after June 29, 2006.
     The Partnership’s Senior Subordinated Series C Unit Purchase Unit Agreement
     On June 29, 2006, to partially finance the Chief Acquisition (as defined below), Crosstex Energy, L.P. (the “Partnership”), issued an aggregate of 12,829,650 Senior Subordinated Series C Units representing limited partner interests of the Partnership (the “Senior Subordinated Series C Units”), to Chieftain Capital Management, Inc. (as agent and attorney-in-fact for the purchasers who are its clients under separate investment advisor agreements), two closed-end funds sub-advised by Fiduciary Asset Management, LLC, Kayne Anderson MLP Investment Company, Kayne Anderson Energy Total Return Fund, Inc., LB I Group Inc., an affiliate of Lehman Brothers Inc., Tortoise Energy Infrastructure Corporation, Lubar Equity Fund, LLC and the Registrant (collectively, the “Series C Purchasers”) for a purchase price of $28.06 per unit (the “Senior Subordinated Series C Unit Purchase Agreement”). The Company purchased 6,414,830 Senior Subordinated Series C Units for a purchase price of $28.06 per unit pursuant to the Senior Subordinated Series C Unit Purchase Agreement.
     The Senior Subordinated Series C Units issued to the Series C Purchasers under the Senior Subordinated Series C Unit Purchase Agreement will automatically convert into common units representing limited partner interests of the Partnership (the “Common Units”) on the first date on or after February 16, 2008 that conversion is permitted by the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership at a ratio of one Common Unit for each Senior Subordinated Series C Unit. If not able to convert on February 16, 2008, then the holders of such units will have the right to receive, after payment of the minimum quarterly distribution on the Partnership’s common units but prior to any payment on the Partnership’s subordinated units, distributions equal to 110% of the quarterly cash distribution amount payable on common units. The Senior Subordinated Series C Units are not entitled to distributions of available cash from the Partnership until February 16, 2008.

     Partnership Registration Rights Agreement
     On June 29, 2006, the Partnership entered into a Registration Rights Agreement with Chieftain Capital Management, Inc. (as agent and attorney-in-fact for the purchasers who are its clients under separate investment advisor agreements), two closed-end funds sub-advised by Fiduciary Asset Management, LLC, Kayne Anderson MLP Investment Company, Kayne Anderson Energy Total Return Fund, Inc., LB I Group Inc., an affiliate of Lehman Brothers Inc., Tortoise Energy Infrastructure Corporation and Lubar Equity Fund, LLC and the Company, relating to the registered resale of the Senior Subordinated Series C Units and the Common Units issuable upon conversion of such Senior Subordinated Series C Units. Pursuant to the Partnership’s Registration Rights Agreement, the Partnership has agreed to file a shelf registration statement for the resale of the Senior Subordinated Series C Units and the Common Units into which such Senior Subordinated Series C Units will convert within 30 days after June 29, 2006 (the date of issuance of the Senior Subordinated Series C Units) and to use commercially reasonable efforts to cause the shelf registration statement to be declared effective by the Securities and Exchange Commission within 120 days after June 29, 2006.
     Amendment to Partnership Agreement
     In connection with the issuance of the Senior Subordinated Series C Units, Crosstex Energy GP, LLC, the general partner of Crosstex Energy GP, L.P., the general partner of the Partnership, entered into the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, which provides for the rights and obligations of the Senior Subordinated Series C Units.
     Bank Credit Facility
     On June 29, 2006, the Partnership entered into a Second Amendment (the “Credit Agreement Amendment”) to the Fourth Amended and Restated Credit Agreement (as amended, the “Credit Agreement”) with Bank of America, N.A., as administrative agent, and the banks and other parties thereto. A copy of the Credit Agreement Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K. The Credit Agreement Amendment amended the Credit Agreement to, among other things, (1) increase the revolving credit facility by $250.0 million, (2) extend the termination date of the Credit Agreement (and the maturity date of the obligations thereunder) to June 29, 2011, (3) permit the Partnership to issue an additional $250.0 million of senior secured notes under the Amended and Restated Master Shelf Agreement with Prudential Investment Management, Inc. and certain other parties, (4) amend the maximum ratio of total funded debt to consolidated EBITDA contained in the Credit Agreement, and (5) permit the Partnership and its subsidiaries to consummate the Chief Acquisition (as defined in Item 2.01 below). Within 90 days after the execution of the Credit Agreement Amendment, the Partnership and its subsidiaries must grant liens on substantially all of the assets acquired in connection with the Chief Acquisition to secure the indebtedness arising under the Credit Agreement. The Credit Agreement now provides for revolving credit borrowings up to a maximum principal amount of $1.0 billion at any one time outstanding and the issuance of letters of credit in the aggregate face amount of up to $300 million at any one time outstanding, which letters of credit reduce the credit available for revolving credit borrowings. The Credit

Agreement includes procedures for additional financial institutions selected by the Partnership to become lenders under the agreement, or for any existing lender to increase its commitment in an amount approved by the Partnership and the lender, subject to a maximum of $300 million for all such increases in commitments of new or existing lenders.
     On June 29, 2006, the Partnership borrowed approximately $105.0 million under the Credit Agreement to (i) partially finance the Chief Acquisition (as defined in Item 2.01 below) and (ii) to pay fees, costs and expenses owed in connection with the Chief Acquisition and the Credit Agreement Amendment. The bank credit facility will be used for ongoing capital expenditures, working capital needs, letters of credit, distributions to unitholders and general partnership purposes, including future acquisitions and expansions. As of June 29, 2006, the Partnership had approximately $487.0 million in revolving credit borrowings and $59.9 million in letters of credit outstanding under the Credit Agreement, leaving approximately $453.1 million available for future borrowings and letters of credit. Amounts borrowed and repaid under the Credit Agreement may be re-borrowed. For a period of at least 15 consecutive days once each year, the Partnership is required to reduce to zero all revolving credit borrowings that were used to make distributions to unitholders.
     Senior Secured Notes
     Also on June 29, 2006, the Partnership entered into Letter Amendment No. 4 (“Letter Amendment No. 4”) to the Amended and Restated Master Shelf Agreement (as amended, the “Amended and Restated Master Shelf Agreement”) with Prudential Investment Management, Inc. and other holders of the Partnership’s senior secured notes. A copy of Letter Amendment No. 4 is filed as Exhibit 10.2 to this Current Report on Form 8-K. Letter Amendment No. 4 amended the Amended and Restated Master Shelf Agreement to, among other things, (1) permit the Partnership to incur up to $1.3 billion of indebtedness under the Credit Agreement, (2) amend the maximum ratio of total funded debt to consolidated EBITDA contained in the Amended and Restated Master Shelf Agreement, (3) permit the Partnership and its subsidiaries to consummate the Chief Acquisition, and (4) provide that, for each fiscal quarter ending on or before December 31, 2007, if the Partnership’s leverage ratio exceeds certain limitations, the Partnership will pay the holders of the notes an excess leverage fee based on the daily average outstanding principal balance of the notes during such fiscal quarter. Within 90 days after the execution of Letter Amendment No. 4, the Partnership and its subsidiaries must grant liens on substantially all of the assets acquired in connection with the Chief Acquisition to secure the senior secured notes issued under the Amended and Restated Master Shelf Agreement.
     As of June 29, 2006, the Partnership had $260.0 million of senior secured notes issued and outstanding under the Amended and Restated Master Shelf Agreement.
The descriptions of the Credit Agreement Amendment, Letter Amendment No. 4 to the Amended and Restated Master Shelf Agreement, the Registration Rights Agreement, the Partnership’s Registration Rights Agreement and the Fifth Amended and Restated Agreement of Limited Partnership above do not purport to be complete and are qualified in their entirety by reference to the complete text of the Credit Agreement, Letter Amendment No. 4 to the Amended and Restated Master Shelf Agreement, the Registration Rights Agreement, the Partnership’s Registration Rights Agreement and the Fifth Amended and Restated Agreement of

Limited Partnership, copies of which are filed as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
     On June 29, 2006, Crosstex Energy Services, L.P., a wholly-owned subsidiary of the Partnership (the “Operating Partnership”), acquired certain natural gas gathering pipeline systems and related facilities in the Barnett Shale (the “Midstream Assets”) from Chief Holdings LLC (“Chief”) for a purchase price of approximately $480 million (the “Chief Acquisition”).
     The Midstream Assets include five gathering systems, located in parts of Parker, Tarrant, Denton, Palo Pinto, Erath, Hood, Somervell, Hill and Johnson counties in Texas. The Midstream Assets also include a 125 million cubic feet per day carbon dioxide treating plant and compression facilities with 26,000 horsepower. The Chief subsidiary that previously owned the Midstream Assets was formed in 2001 to construct gathering facilities for the Chief production. The majority of the Midstream Assets have been constructed since that time.
     The gas gathering systems consist of approximately 250 miles of existing gathering pipelines, ranging from four inches to twelve inches in diameter. The Partnership plans to build up to an additional 400 miles of pipelines as production in the area is drilled and developed. The gathering systems currently have the capacity to deliver approximately 250,000 MMBtu per day, and the Partnership will expand the capacity as needed to gather the volumes produced as new pipelines are constructed. As presently operated, the system gathers and delivers approximately 140,000 MMBtu per day, approximately 80% of which is attributable to the Chief production purchased by Devon Energy Corporation (“Devon”).
     Simultaneously with the Chief Acquisition, the Operating Partnership entered into a gas gathering agreement with Devon whereby the Operating Partnership has agreed to gather, and Devon has agreed to dedicate and deliver, the production that Devon acquired from Chief (approximately 160,000 net acres). Under the agreement, Devon has committed to deliver all of the production from the dedicated acreage into the gathering system, including production from current wells and wells that it drills in the future. The Operating Partnership will expand the gathering system to reach the new wells as they are drilled. The agreement has a 15-year term and provides for market based gathering fees over the term. In addition to the Devon agreement, approximately 60,000 additional net acres are dedicated to the Midstream Assets under agreements with other producers.
     In connection with the Chief Acquisition, the Partnership hired eleven employees from Chief. The employees consist of one operational engineer, one contract administrator and nine operational employees. The Partnership did not hire any management or executive personnel from Chief.
     The Partnership intends to expand operational staff and sales professionals to focus on maximizing the efficiency of the Midstream Assets and to increase volumes from third-party producers. Organizationally, the Partnership will operate the Midstream Assets in conjunction with its other gathering and processing operations in the area. Chief historically engaged one commercial manager to promote its midstream operations. The Partnership will initially have four commercial professionals devoted to the Midstream Assets, with the ability to devote additional resources as the business grows. The Partnership will focus on expanding the utilization of the Midstream Assets by other parties, while continuing to serve the production currently dedicated to the system by Devon and other producers.
     The Partnership will account for the acquisition of the Midstream Assets as a business combination in accordance with the Statement of Financial Accounting Standards No. 141 Business Combinations. After the acquisition, the Partnership will recognize the gathering fee income received from Devon and other producers who deliver gas into the Midstream Assets as revenue at the time the natural gas is delivered.
     The Partnership will not use the “Chief” brand name, and began using the Crosstex name as of the closing. The Partnership will focus on selling the Crosstex brand. The Partnership expects that the use of the Crosstex brand name will be a benefit in attracting volumes from third-party producers since Crosstex will not be competing to acquire producing properties.
     The Chief Acquisition was funded with borrowings of approximately $105.0 million under the Partnership’s credit agreement, net proceeds of approximately $369.0 million from the private placement of the Partnership’s Senior Subordinated Series C Units discussed in Item 1.01 (including approximately $9.0 million of equity contributions from Crosstex Energy GP, L.P., the general partner of the Partnership and an indirect subsidiary of the Company), and $6.0 million of cash. The Company’s participation in the private placement pursuant to the Partnership’s Senior Subordinated Series C Unit Purchase Agreement was funded with the closing of the private placement discussed below in Item 3.02 of this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in Item 1.01 to this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
     On June 29, 2006, to fund the Company’s participation in the Chief Acquisition, the Company privately placed 2,550,260 shares of Common Stock with Chieftain Capital Management, Inc. (as agent and attorney-in-fact for the purchasers who are its clients under separate investment advisor agreements), Kayne Anderson MLP Investment Company, Kayne Anderson Energy Total Return Fund, Inc., LB I Group Inc., an affiliate of Lehman Brothers Inc., Lubar equity Fund, LLC and Tortoise North American Energy Corp. (collectively, the “Purchasers”), for a purchase price of $70.17 per share, except with respect to the Lubar Equity Fund, LLC, which will purchase the Common Stock at a price of $76.90 per share. The placement was made pursuant to a Common Stock Purchase Agreement, dated May 16, 2006, among the Company and the Purchasers. The purchase price was determined by the Company and the Purchasers in an arms-length negotiation. Net proceeds to the Company from the private placement, including expenses associated with the sale, are expected to be approximately $180 million. The proceeds were used to fund the Company’s purchase of Senior Subordinated Series C Units, as described in 1.01 in this Current Report on Form 8-K.
     The Common Stock was issued and sold by the Company in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. In addition, the issuance of the Partnership’s Senior Subordinated Series C Units described in 1.01 of the Current Report on Form 8-K (which information is incorporated herein by reference) were issued and sold by the Partnership in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 7.01	Regulation FD Disclosure.
     On June 29, 2006, the Company issued a press release announcing the completion of the Chief Acquisition. A copy of the press release is furnished as an Exhibit to this Current Report on Form 8-K. In accordance with General Instruction B.2. of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 are deemed to be furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

EXHIBIT NUMBER		DESCRIPTION
3.1	—	Fifth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., dated as of June 29, 2006 (filed as Exhibit 3.1 to the Partnership’s Current Report on Form 8-K dated June 29, 2006 and incorporated herein by reference).

4.1	—	Registration Rights Agreement, dated as of June 29, 2006, by and among Crosstex Energy, Inc., Chieftain Capital Management, Inc., Kayne Anderson MLP Investment Company, Kayne Anderson Energy Total Return Fund, Inc., LB I Group Inc., Lubar Equity Fund, LLC and Tortoise North American Energy Corp.

4.2	—	Registration Rights Agreement, dated as of June 29, 2006, by and among Crosstex Energy, L.P., Chieftain Capital Management, Inc., Energy Income and Growth Fund, Fiduciary/Claymore MLP Opportunity Fund, Kayne Anderson MLP Investment Company, Kayne Anderson Energy Total Return Fund, Inc., LB I Group Inc., Tortoise Energy Infrastructure Corporation, Lubar Equity Fund, LLC and Crosstex Energy, Inc. (filed as Exhibit 4.1 to the Partnership’s Current Report on Form 8-K filed June 29, 2006 and incorporated herein by reference).

10.1	—	Second Amendment to the Fourth Amended and Restated Credit Agreement, dated as of June 29, 2006, among Crosstex Energy, L.P., Bank of America, N.A. and certain other parties (filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K dated June 29, 2006 and incorporated herein by reference).

10.2	—	Letter Amendment No. 4 to Amended and Restated Master Shelf Agreement, dated as of June 29, 2006, among Crosstex Energy, L.P., Prudential Investment Management, Inc. and certain other parties(filed as Exhibit 10.2 to the Partnership’s Current Report on Form 8-K dated June 29, 2006 and incorporated herein by reference).

99.1	—	Press Release issued June 29, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, INC.

Date: July 5, 2006	By:	/s/ William W. Davis

William W. Davis
Executive Vice President and Chief
Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION
3.1	—	Fifth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., dated as of June 29, 2006 (filed as Exhibit 3.1 to the Partnership’s Current Report on Form 8-K dated June 29, 2006 and incorporated herein by reference).

4.1	—	Registration Rights Agreement, dated as of June 29, 2006, by and among Crosstex Energy, Inc., Chieftain Capital Management, Inc., Kayne Anderson MLP Investment Company, Kayne Anderson Energy Total Return Fund, Inc., LB I Group Inc., Lubar Equity Fund, LLC and Tortoise North American Energy Corp.

4.2	—	Registration Rights Agreement, dated as of June 29, 2006, by and among Crosstex Energy, L.P., Chieftain Capital Management, Inc., Energy Income and Growth Fund, Fiduciary/Claymore MLP Opportunity Fund, Kayne Anderson MLP Investment Company, Kayne Anderson Energy Total Return Fund, Inc., LB I Group Inc., Tortoise Energy Infrastructure Corporation, Lubar Equity Fund, LLC and Crosstex Energy, Inc. (filed as Exhibit 4.1 to the Partnership’s Current Report on Form 8-K filed June 29, 2006 and incorporated herein by reference).

10.1	—	Second Amendment to the Fourth Amended and Restated Credit Agreement, dated as of June 29, 2006, among Crosstex Energy, L.P., Bank of America, N.A. and certain other parties (filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K dated June 29, 2006 and incorporated herein by reference).

10.2	—	Letter Amendment No. 4 to Amended and Restated Master Shelf Agreement, dated as of June 29, 2006, among Crosstex Energy, L.P., Prudential Investment Management, Inc. and certain other parties(filed as Exhibit 10.2 to the Partnership’s Current Report on Form 8-K dated June 29, 2006 and incorporated herein by reference).

99.1	—	Press Release issued June 29, 2006.